    As filed with the Securities and Exchange Commission on October 22, 2007
                                                     Registration No. 333-143601

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NORTH PENN BANCORP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        PENNSYLVANIA                      6036                   26-0261305
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

            216 ADAMS AVENUE                        216 ADAMS AVENUE
      SCRANTON, PENNSYLVANIA 18503            SCRANTON, PENNSYLVANIA 18503
             (570) 344-6113                          (570) 344-6113
(Address and Telephone Number of Principal    (Address of Principal Place of
          Executive Offices)                    Business or Intended Principal
                                                    Place of Business)

                              FREDERICK L. HICKMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            NORTH PENN BANCORP, INC.
                                216 ADAMS AVENUE
                          SCRANTON, PENNSYLVANIA 18503
                                 (570) 344-6113
            (Name, Address and Telephone Number of Agent for Service)

                                    Copies to


                              AARON M. KASLOW, ESQ.
                             COREY D. O'BRIEN, ESQ.
                          MULDOON MURPHY & AGUGGIA LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840




                  Sale to the public concluded October 1, 2007.

      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 472,500 shares of the $.10 par value common stock (the "Common Stock") of North Penn Bancorp, Inc. (formerly known as New North Penn Bancorp, Inc.) (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated August 10, 2007. The remaining 850,000 shares registered pursuant to this Registration Statement on Form SB-2 have been issued in accordance with the Prospectus in the Subscription, Community and Syndicated Offerings described therein.

      The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as it practicable after the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Scranton, Commonwealth of Pennsylvania, on October 22, 2007.

North Penn Bancorp, Inc.

By:   /s/ Frederick L. Hickman
      ----------------------------------------
      Frederick L. Hickman
      President and Chief Executive Officer
      (duly authorized representative)